Exhibit 99.1

Executive Contact:	Investor Relations Contact:
Jim Thomson	Andrea Miner
Chief Financial Officer	Investor Relations Coordinator
Rockford Corporation	Rockford Corporation
(480) 967-3565	(480) 967-3565

Rockford Corporation Announces Q2 Guidance

Tempe, Arizona, June 7, 2004/PRNewswire/ — Rockford Corporation (NASDAQ:ROFO) today provided second quarter guidance for sales in a range from $54 million to $57 million and for an expected earnings per share loss between ($0.29) and ($0.34). This is compared to sales of $40.6 million and an earnings per share loss of ($0.60) in the first quarter. The company currently expects 2004 sales in a range from $190 million to $195 million, up from $172 million in 2003.

Gary Suttle, chief executive officer, commented, “We are pleased that we are making meaningful progress on our initiatives and that the second quarter should show significant improvement over the first quarter. We are also pleased that we have begun to create appreciable improvement in our efficiency levels. Although visibility of the third and fourth quarters continues to be limited, we believe that gross margin, cash flow, and earnings per share will continue to improve as the year progresses.”

The Company commented that its monthly gross margin trend shows tangible improvement. The company expects the gross margin for the second quarter to range from 25% to 27% versus a 21.1% gross margin in the first quarter of 2004. In the second quarter Rockford expects to record sequential monthly gross margin increases and expects gross margins to be in the low thirties in the remaining quarters of the year.

While the Company expects to generate positive EBITDA during the third and fourth quarters it may not be able to offset the negative EBITDA incurred during the first and second quarters.

Mr. Suttle concluded, “We continue to be enthusiastic about our long-term prospects. We are, despite our current challenges, a clear market leader. The market’s reception of our products, which we believe are our finest ever, continues to be very strong. Our backlog and customer orders continue to be at historically high levels.”

I.	About Rockford Corporation

Rockford is a designer, manufacturer and distributor of high-performance audio systems for the mobile, professional, and home theater audio markets. Rockford’s mobile audio products are marketed under the Rockford Fosgate, Lightning Audio, MB Quart, Q-Logic, InstallEdge.com, Omnifi and SimpleDevices brand names. Rockford’s professional audio and home theatre products are marketed under the Hafler, Fosgate Audionics, MB Quart, and Omnifi brand names.

II.	Forward-looking Statement Disclosure

In this press release we make statements about our anticipated financial performance and condition. These statements should be considered forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. Our actual results could differ materially from those discussed in or implied by these forward-looking statements. The forward-looking events we discuss in this press release might not occur in light of the risks, uncertainties and assumptions we have identified in this press release or other risks we have not identified or anticipated. We caution you not to place undue reliance on our forward-looking statements, which speak only as at the date on which they are made. Our actual results may differ materially from those described in our forward-looking statements. We undertake no obligation and disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For a more detailed discussion of the risks we face, please refer to the risk factors and cautionary statements identified in our filings with the Securities and Exchange Commission, including specifically the risk factors identified in exhibit 99.1 to our Annual Report on Form 10-K for the Fiscal Year ended December 31, 2003, filed with the SEC on March 30, 2004. The risk factors noted above, the risk factors discussed in our SEC filings, and other factors that we do not currently anticipate, may cause our actual results to differ significantly from those anticipated in our forward-looking statements.